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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS'



Board of Directors and Shareholders
World Gaming Plc

We hereby consent to the use of our audit report dated July 22, 2000 with respect to Starnet Communications International Inc. for the year ended April 30, 2000 which is incorporated by reference in this Form F-4 of World Gaming Plc and to all references to our firm in this Form F-4.



HJ & Associates, LLC
Salt Lake City, Utah
May 23, 2001